SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A)OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to 240.14a-12

                                North Bay BANCORP
                   __________________________________________
                (Name of Registrant as Specified in Its Charter)

        ________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:
         _______________________________________________________________________
         2)      Aggregate number of securities to which transaction applies:
         _______________________________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________
         4)      Proposed maximum aggregate value of transaction:
         _______________________________________________________________________
         5)      Total fee paid:
         _______________________________________________________________________

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

         1)      Amount Previously Paid:
         _______________________________________________________________________
         2)      Form, Schedule or Registration Statement No.:
         _______________________________________________________________________
         3)      Filing Party:
         _______________________________________________________________________
         4)      Date Filed:

         _______________________________________________________________________

                       NOTICE OF THE FIFTH ANNUAL MEETING
                               OF SHAREHOLDERS OF
                                NORTH BAY BANCORP

TO THE SHAREHOLDERS OF NORTH BAY BANCORP:

NOTICE IS HEREBY GIVEN that the Fifth Annual Meeting of the Shareholders of North Bay Bancorp will be held at North Bay's Offices at Copia, 500 First Street, Napa, California, 94559, on Thursday, May 6, 2004, at 7:00 p.m. to consider and act on:

         (1) Election of Directors. The Board of Directors intends at this time to present the following nominees for election:

                Thomas N. Gavin     Richard S. Long
                David B. Gaw        Thomas H. Lowenstein
                Fred J. Hearn, Jr.  Thomas F. Malloy
                Conrad W. Hewitt    Terry L. Robinson
                Connie Klimisch     James E. Tidgewell

         Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations will be made in writing and will be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days' notice of the meeting is given to shareholders, the notice of intention to nominate will be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of the meeting is sent by third class mail as permitted by Section 6 of the Company's Bylaws, no notice of intention to make nominations will be required. The notification will contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for that nominee. A copy of this paragraph will be set forth in a notice to shareholders of any meeting at which directors are to be elected.

         (2) Approval of Amendment to Bylaws Increasing the Range of Directors. The shareholders will be asked to approve an amendment to North Bay's Bylaws increasing the range of authorized directors from six (6) to eleven (11) to nine (9) to seventeen (17).

         (3) Ratification of the Selection of KPMG LLP. The shareholders will be asked to ratify the Company's selection of KPMG LLP, independent certified public accountants, as the independent auditors of North Bay Bancorp for the year ending December 31, 2004.

         Other Business. The shareholders will consider and act on any other business as may properly be brought before the meeting.

         Shareholders of record at the close of business on March 12, 2004 are entitled to notice of, and to vote at, the Annual Meeting. Every shareholder is invited to attend the Annual Meeting in person or by proxy. If you do not expect to be present at the Meeting, you are requested to complete and return the accompanying proxy form in the envelope provided. Any shareholder present at the Annual Meeting may vote personally on all matters brought before the Meeting, and in that event your proxy will not be used.

         Dated: April 9, 2004

                                                    Wyman G. Smith
                                                    Corporate Secretary

         WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND
            RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE
                         ENCLOSED POSTAGE PAID ENVELOPE

                                 PROXY STATEMENT
                                     FOR THE
                      FIFTH ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                NORTH BAY BANCORP
                          1190 Airport Road, Suite 101
                             NAPA, CALIFORNIA 94558
                                 (707) 257-8585

                      To Be Held May 6, 2004 at 7:00 p.m.
               at Copia, 500 First Street, Napa, California, 94559

                       ___________________________________


                                TABLE OF CONTENTS

GENERAL INFORMATION FOR SHAREHOLDERS..............................................................................1
PRINCIPAL SHAREHOLDERS............................................................................................3
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING....................................................................4
PROPOSAL No. 1. -ELECTION OF DIRECTORS............................................................................4
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS.................................................................9
         Audit Committee..........................................................................................9
         Compensation Committee..................................................................................11
         Nominating/Governance Committee.........................................................................12
         Compensation Committee Interlocks and Insider Participation in Compensation Decisions...................13
         Shareholder Return on Performance Graph.................................................................14
COMMUNICATION BY SECURITY HOLDERS WITH THE
BOARD OF DIRECTORS...............................................................................................15
SECURITY OWNERSHIP OF MANAGEMENT.................................................................................16
EXECUTIVE COMPENSATION...........................................................................................20
         Summary Executive Compensation Table....................................................................20
         Option Grants and Exercises.............................................................................22
         Options Granted in Last Fiscal Year.....................................................................23
         Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values...............................24
         Long Term Incentive Plans - Awards in Last Fiscal Year..................................................24
         Employment Agreement and Termination of Employment and Change of Control Arrangements...................25
         Executive Officer Supplemental Executive Retirement Plan................................................27
         Compensation of Directors...............................................................................27
OTHER INFORMATION REGARDING MANAGEMENT...........................................................................29
         Management Indebtedness.................................................................................29
         Certain Business Relationships..........................................................................30
         Reports of Changes in Beneficial Ownership..............................................................30
PROPOSAL  NO. 2 - AMENDMENT TO BYLAWS INCREASING THE AUTHORIZED RANGE OF DIRECTORS...............................31
         Required Vote and Recommendation for Proposal  No. 2....................................................31
PROPOSAL  NO. 3 - RATIFICATION OF INDEPENDENT AUDITORS...........................................................32
         Required Vote and Recommendation........................................................................34
AVAILABILITY OF FORM 10-K........................................................................................35
SHAREHOLDER PROPOSALS............................................................................................35
OTHER MATTERS....................................................................................................35
EXHIBIT A - Audit Committee Charter..............................................................................36


GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of North Bay Bancorp ("the Company" or "North Bay") for use at the Fifth Annual Meeting of Shareholders to be held at Copia, 500 First Street, Napa, California, 94559, on Thursday, May 6, 2004, at 7:00 p.m. Only shareholders of record at the close of business on March 12, 2004, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 2,290,174 shares of its Common Stock, all of which will be entitled to vote at the Annual Meeting and any adjournments thereof. This proxy statement will be first mailed to shareholders on or about April 9, 2004.

As many of the Company's shareholders are not expected to personally attend the Annual Meeting, the Company solicits proxies so that each shareholder is given an opportunity to vote. Shares represented by a duly executed proxy in the accompanying form, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting. A shareholder executing and delivering the enclosed proxy may revoke the proxy at any time prior to exercise of the authority granted by the proxy by:

         o filing with the secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date; or

         o        attending the meeting and voting in person.

A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted.

 If a shareholder specifies a choice with respect to any matter on the accompanying form of proxy, the shares will be voted accordingly. If no specification is made, the shares represented by this proxy will be voted in favor of election of the nominees specified and in favor of the specified proposals.

Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting. As a result of an amendment to Bylaws approved at the Company's 2003 Annual Meeting of Shareholders, cumulative voting on the election of directors has been eliminated

The proxy  committee  is  composed  of two  officers  of the  Company,  Terry L.
Robinson and Wyman G. Smith, who will vote all shares of Common Stock represented by the proxies. However, the proxy committee cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card. Proxy cards also confer upon the proxy committee discretionary authority to vote the shares represented by the proxy cards on any matter that was not known at the time this Proxy Statement was mailed, which may properly be presented for action at the Annual Meeting including a motion to adjourn, and with respect to procedural matters pertaining to the conduct of the Annual Meeting. The total expense of management soliciting proxies will be borne by the Company. While proxies are normally solicited by mail, proxies may also be directly solicited by officers, directors and employees of the Company. The officers, directors and employees will not be compensated for this service beyond normal compensation to them.

The voting of proxies will be tabulated by a representative of Registrar and Transfer Company, which has been appointed as the Company's independent inspector of election. The inspector of election will be present at the meeting in order to tabulate the voting of any proxies returned and ballots cast at that time. Except as required by law, the vote indicated on each individual proxy card and ballot will be held confidential.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2003, accompanies this Proxy Statement. Additional copies of the Annual
Report are available upon request to Pansy F. Smith, Assistant Corporate Secretary of the Company.

PRINCIPAL SHAREHOLDERS

As of March 12, 2004, the following persons were known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock:

                         Relationship            Number of Shares       Percent of Class(1)
Name and Address         with  Company           Beneficially Owned     Beneficially Owned
-------------------------------------------------------------------------------------------
Houghton Gifford, M.D.   Director Emeritus(2)    126,386                 5.5%
3219 Vichy Avenue.       of The Vintage Bank
Napa, CA  94558

--------------------
(1) In computing the percentage of outstanding Common Stock owned beneficially the number of shares beneficially owned has been divided by the number of outstanding shares on the Record Date after giving effect to stock dividends paid through March 29, 2004, and assuming options exercisable, if any, by the named person within 60 days have been exercised.

(2) Included in the total for Dr. Gifford are 126,386 shares held in the name of the Gifford Family Trust dated April 8, 1985, of which Dr. Gifford is trustee.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL No. 1. -ELECTION OF DIRECTORS

It is intended to elect ten (10) Directors of the Company, pursuant to a resolution of the Board of Directors fixing the authorized number of Directors at ten (10). All of the nominees, except for Connie Klimisch, are present members of the Board of Directors of the Company. If any nominee should refuse or be unable to serve, the proxies will be voted for any person the Board of Directors may designate to replace that nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve. The nominees (up to the number of directors to be elected) receiving the highest number of votes are elected. Votes against a director and votes withheld have no legal effect.

As the result of a Bylaw amendment approved at the 2003 Annual Meeting of Shareholders, the Board of Directors has been classified into three (3) classes. At the 2004 Annual Meeting of Shareholders, the Company's shareholders will approve all ten (10) directors and the classes in to which they have been placed. The term of office of the first class ("Class A") will expire at the 2005 annual meeting of shareholders, the term of the second class ("Class B") will expire at the 2006 annual meeting of shareholders, and the term of office of the third class ("Class C") will expire at the 2007 annual meeting of shareholders. At subsequent annual meetings of shareholders, the number of directors to be elected will equal the number of directors with terms expiring at that annual meeting and the directors elected will be elected for a term of three (3) years, subject to the power of the Board of Directors, in its discretion, to increase or decrease the number of directors.

The Nominees have been divided into the following classes:

Class A: Thomas N. Gavin, Thomas H. Lowenstein, and James E. Tidgewell.
Class B: Fred J. Hearn, Jr., Connie Klimisch, and Thomas F. Malloy.
Class C: David B. Gaw, Conrad W. Hewitt, Richard S. Long, and Terry L. Robinson.

Except for Director Terry Robinson, who is President and CEO of the Company, all nominees are independent directors as defined by the rules of the National Association of Securities Dealers, Inc. and are non-management directors.

The Board of Directors may increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors to constitute the full Board of Directors in order to ensure that the three classes shall be as nearly equal in number of directors as practicable. A director will hold office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Information is provided below regarding the individual nominees, as well as regarding the executive officers of the Company. Executive Officers serve on an annual basis and must be selected by the Board of Directors annually pursuant to the Bylaws of the Company.3 The ages stated are as of March 12, 2004.

Lee-Ann Cimino, age 40, is Senior Vice President and Chief Financial Officer of North Bay, Solano Bank and The Vintage Bank. Ms. Cimino joined The Vintage Bank in 1987. Prior to becoming employed by The Vintage Bank, Ms. Cimino served as Operations Manager for Lamorinda National Bank. Ms. Cimino is past treasurer of the Napa Valley D.A.R.E. Foundation and a member of the board of directors of Napa Valley Safe School Foundation. Ms. Cimino holds a Professional Masters of Banking graduate degree from the Graduated School of Banking at Louisiana State University.

Susan C. Fonseca, age 49, is Senior Vice President, Human Resources of North Bay. From 1990 until joining North Bay in 2002, Ms. Fonseca was employed by Wells Fargo Bank, serving as Vice President and Human Resources Manager from 1995 to 2002 and as Personnel Officer from 1990 to 1995. From 1988-1990, she was Employee Benefits Coordinator for Buffums Department Stores. Ms. Fonesca graduated from Kent State University with a B.A. degree in Spanish and Latin American Studies.

Thomas N. Gavin, age 51, is a Director of North Bay and a director and Chairman of the Board of Solano Bank, since 2000. Mr. Gavin is the owner of Gavin & Schreiner, a benefit planning company started in 1985. He is also an insurance agent for New York Life, where he has been affiliated for over twenty-six years. Mr. Gavin earned his Associate of Arts degree from Solano Community College and a B.A. in sociology from the University of California at Davis. He completed his insurance agent education and was awarded his CLU from American College. He also holds a Chartered Financial Consultant degree from American College. Mr. Gavin has been active in professional and local civic and social organizations, including the Benicia Rotary Club (President 1994-1995), the Benicia Chamber of Commerce (President 1987); St. Patrick -St. Vincent High School Board of Regents (President 1996); and the Benicia Mainstreet Program Board of Directors
(President 1988). He is also a former member of the Sutter-Solano Hospital Foundation Board and the Board of Directors for St. Dominic's Church in Benicia, where he has also coached basketball and softball for PAL.

David B. Gaw, age 58, has served as a director of The Vintage Bank since 1984 and served as Chairman of the Board of Directors from 1992 to 1994. He is also Chairman of the Board of North Bay and a director of Solano Bank. Mr. Gaw has been engaged in the practice of law in

--------------------
(3) As used throughout the Proxy Statement, the term "Executive Officer" means the President, Executive Vice President/Credit Administrator, Senior Vice
President/Chief Financial Officer, Corporate Secretary, and Senior Vice President/Human Resources of North Bay; the President and Chief Executive Officer of Solano Bank; and the President, Chief Executive Officer and Chief Credit Officer of The Vintage Bank.

Napa and Solano Counties for more than thirty-one years and is one of the founding members of Gaw, Van Male, Smith, Myers & Miroglio, a professional law corporation with offices in Napa, St. Helena, Fairfield, Vacaville and Redlands. Mr. Gaw is certified by the California State Board of Legal Specialization in Probate, Estate Planning, and Trust Law, and a Certified Elder Law Attorney by the National Elder Law Foundation. Mr. Gaw has served as President of the Napa County Bar Association. He is a member of The Queen of the Valley Hospital Foundation Board of Trustees, and is a member of Boards of Directors of North Bay Hospital Foundation, the Solano Community Foundation, and the North Bay Health Care Group. North Bay, Solano Bank and The Vintage Bank have retained the legal services of Mr. Gaw's law firm since their organization and expect to retain the firm's services in 2004.

Fred J. Hearn, Jr., age 50, has served as a Director of North Bay and Solano Bank since 2000. Mr. Hearn is President of Hearn Pacific Construction, a real estate general contracting company headquartered in Vacaville for more than twenty-six years. He is also a member in Pacific Valley Development Company and CEO of Pacific Concrete Construction Company Inc. Mr. Hearn is an active member of both the Fairfield and Vacaville Chambers of Commerce, and is a member of the founders club of the Solano Community Foundation. He has also served on the Notre Dame Parochial School Board as secretary and vice president. Mr. Hearn is presently serving on the council of major companies for the Vacaville Chamber of Commerce and the Board of Directors of the Vacaville Public Education Foundation.

Conrad W. Hewitt, age 67, joined the Board of North Bay in November, 1999 and is a consultant. He is a director for Varian, Inc. and is Chairman of the Audit Committee and a member of the Compensation and Nominating/Governance Committees. Mr. Hewitt is a Trustee of the Kalmanovitz Charitable Foundation. Also, he is a director of S&P Company and a director of Pabst Brewing Company. He also serves as Chairman of the Pabst Brewing Company Audit and Compensation Committees. Additionally, he is a director of Spectrum Organic Products, Inc and is Chairman of the Audit Committee and a member of the Compensation Committee. He is also an advisory director for Clark/Bardes Consulting and Private Capital Corporation. Mr. Hewitt served as Superintendent of Banks and Commissioner, Department of Financial Institutions, State of California from 1995 to 1998. Prior to 1995, Mr. Hewitt was the Managing Partner, North Bay Area, Ernst & Young and was employed by Ernst & Young for thirty-three years until his retirement. Mr. Hewitt is a Certified Public Accountant. Mr. Hewitt received a B.S. in Finance and Economics from the University of Illinois and did post-graduate work at the University of Southern California.

Connie Klimisch, age 49, has served as a Director of Solano Bank since 2003. Ms. Klimisch is the President & CEO of Klimisch, Inc., a company engaged in the automobile collision repair business since 1947. In 1999, Ms Klimisch was honored as one of the Most Influential Women in the Collision Repair Industry. Ms. Klimisch is a past Chairman of the Vallejo Chamber of Commerce and is active in the Rotary Club of Vallejo where she has served as a director for three years. In 1990, Ms. Klimisch was selected as the North Bay YMCA Volunteer of the Year and in 1998 she was awarded the Athena Award by the Vallejo Chamber of Commerce for outstanding service to her community. She holds a B.S. in Nursing from Chico State University.

Richard S. Long, age 59, is a director of North Bay since November 1999 and presently serves as Chief Executive Officer of Regulus Group, LLC. Mr. Long has over twenty-nine years of entrepreneurial and executive management experience. Regulus is a remittance processor for major banks and corporations with over twenty locations in the United States and Canada. In 1998 Mr. Long sold his company, Quantum Information Corporation, to Regulus. Quantum, which has now been merged into Regulus, is an information distribution management company that outsources the processing, printing and distribution of time critical financial documents. Prior to Quantum, Mr. Long spent seventeen years in the industrial gas and equipment business. Starting in sales and moving through management to CEO and owner of Bayox, Inc., which he sold to Union Carbide Corporation in 1983. Mr. Long then bought out the investment group that started Boboli and subsequently sold the United States and Canadian segments of this business to General Foods in 1988. The international segment of this business was sold in 1995.

Thomas H. Lowenstein, age 61, is a director of North Bay and Chairman of the Board of The Vintage Bank and has served as a Director of The Vintage Bank since 1988. He is President of North Bay Plywood, a company engaged in the manufacture and sale of building materials. Mr. Lowenstein has been active in the affairs of St. Apollinaris School, Product Services Incorporated (PSI) and the Justin High Foundation, having served on the boards of St. Apollinaris School and PSI and as a Past President of St. Apollinaris School Board.

Thomas F. Malloy, age 61, is a director and past Chairman of the Board of North Bay and former Chairman of the Board of The Vintage Bank, where he has served as a director since 1984. He is an insurance broker and a Member in Malloy Imrie & Vasconi Insurance Services LLC with offices in Napa and St. Helena. He is also a member of MMV Building LLC. Mr. Malloy is a member and Past President of the Napa County Independent Insurance Agents Association and Past President of the Napa Active 20-30 Club. Mr. Malloy received a B.S. degree in business from Santa Clara University.

Kathi Metro, age 49, is the Executive Vice President and Credit Administrator of North Bay and Executive Vice President and Credit Administrator of Solano Bank. She was employed by The Vintage Bank from 1985 to 2000. Prior to becoming employed by The Vintage Bank, Ms. Metro was an Assistant Vice President and Branch Manager of Napa Valley Bank. She is an alumnus of Leadership Napa Valley and is a former member of the Leadership Napa Valley Foundation Committee. In addition, Ms. Metro is a former Director of C.O.P.E. and former member of the Napa County Commission on the Status of Women and the Professional Business Services Committee of the Napa Chamber of Commerce. She is currently a member of the Board of Directors of the North Napa Rotary Club, serves as President of the Board of Directors of the Napa Valley College Foundation, and is a member of the California Bankers Association Real Estate Legislation Committee. Ms. Metro is also a Director and Audit Committee Chair of SAFE BIDCO, a state assisted fund for enterprise, business, and industrial development.

John A. Nerland, age 39, is President, Chief Executive Officer, and a Director of Solano Bank. Prior to his employment with Solano Bank, Mr. Nerland was a
Region  Manager  at Civic  Bank of  Commerce.  Mr.  Nerland  also  held  various
positions  with  WestAmerica  Bank,   including,

Regional Vice President of WestAmerica's San Rafael Region. Mr. Nerland currently sits on the boards of Sutter-Solano Hospital Foundation, Vacaville Museum, and Solano Economic Development Corporation. He is currently a member of the Vacaville Noon Rotary Club. Mr. Nerland received his B.S. in Finance from Arizona State University and an M.B.A. from San Francisco State University.

Terry L.  Robinson,  age 56, is  President  and Chief  Executive  Officer  and a
Director of North Bay. Until April 1, 2002 he was also President and Chief Executive Officer of The Vintage Bank. He is also a Director of Solano Bank and the Vintage Bank. He was employed by The Vintage Bank beginning in 1988. Mr. Robinson is a past president of the Western Independent Bankers. Prior to joining The Vintage Bank, Mr. Robinson served as Executive Vice President and a member of the Board of Directors of American Bank of Commerce in Boise, Idaho. Mr. Robinson is a Past President of the Napa Valley Symphony Association, a past founding director the Community Foundation of Napa Valley and was Co-Chair of the Napa Boys and Girls Club capital campaign. He currently serves as a member of the Queen of the Valley Hospital Foundation Board of Trustees, and is a member of the Napa Rotary Club. Mr. Robinson holds a B.S. in Business and Accounting from the University of Idaho and a M.B.A. in finance from U.C. Berkeley.

Wyman G. Smith, age 54, is Corporate Secretary of North Bay Bancorp, The Vintage Bank and Solano Bank and has served as such since the organization of each entity. Mr. Smith has been engaged in the practice of law in Napa and Solano Counties for more than twenty-seven years and is one of the senior members of Gaw, Van Male, Smith, Myers & Miroglio, a professional law corporation, with offices in Napa, St. Helena, Fairfield, Vacaville and Redlands. Mr. Smith chairs the firm's business and real estate department and is a member of the American Bar Association business and banking law section and the State Bar of California business law section. Mr. Smith has served as president of the Napa County Bar Association. He is a member of the Queen of the Valley Hospital Board of Trustees and past Chairman of the Board of Trustees. Mr. Smith is a former Trustee and President of the Queen of the Valley Hospital Foundation. He is a member and President of the Board of Directors of the Napa Valley Economic
Development Corporation, in the past he served as a member of the Board of Directors of the Solano County Economic Development Corporation, and he is a member of the Rotary Club of Napa. North Bay Bancorp, The Vintage Bank and Solano Bank have retained the legal services of Mr. Smith's law firm since their organization and expect to retain the firm's services in 2004.

Glen C. Terry, age 52, is the President, Chief Executive Officer, and a Director of The Vintage Bank. Until April 1, 2002 he was President, Chief Executive Officer, Credit Officer, and a Director of Solano Bank. Prior to the opening of Solano Bank, he served as the Senior Vice President and Solano Region Manager of The Vintage Bank beginning in 1999. Prior to being employed by The Vintage Bank, Mr. Terry was President of the Solano Region of Sierra West Bank, President & CEO of Napa Valley Bank, and previously held other positions at WestAmerica Bank. Mr. Terry has also worked with First Interstate Bank and Zions First National Bank. Mr. Terry is an alumnus of Leadership Santa Rosa, has served on the Santa Rosa Design Review Board, the Santa Rosa Chamber of Commerce, the Napa Chamber of Commerce and Clinic Ole. Mr. Terry received a B.S. in Political Science from Utah State University and an M.B.A. from the University of Utah.

James E. Tidgewell, age 58, is a Director of North Bay and Chairman of the Board of The Vintage Bank and has served as a Director of The Vintage Bank since 1988. He is a certified public accountant and partner in the accounting firm of G & J Seiberlich & Co LLP, with which he has been associated since 1976. Mr. Tidgewell received a B.S. degree in accounting from the University of Notre Dame in 1968 and thereafter spent approximately five years as an accountant with Price Waterhouse & Co. Mr. Tidgewell is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He is a past president of the Napa Active 20-30 Club, a member of the Napa Rotary Club and an honorary member and past president of The Queen of the Valley Hospital Foundation Board of Trustees.

During 2003, the Company's Board of Directors met twelve (12) times. All of the Directors of the Company standing for reelection attended more than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which she or he served.

No director of the Company holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, except for Conrad W. Hewitt who is also a director of Spectrum Organic Products, Inc and of Varian, Inc. No director or executive officer of the Company has any family relations with any other director or executive officer of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The  Company  has  standing  Audit,   Compensation,   and  Nominating/Governance
Committees.

Audit Committee

The Audit Committee, which, during 2003, consisted of Conrad W. Hewitt as chairman, Thomas H. Lowenstein and James E. Tidgewell, met seven (7) times during the fiscal year ended December 31, 2003. The functions of the Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by the accountants and to evaluate the possible effect of that service on the independence of the Company's accountants. The Audit Committee also reviews internal controls and reporting procedures of the Bank's branch offices and periodically consults with the independent auditors with regard to the adequacy of internal controls.

Each member of the audit committee is independent as defined by current rules of the National Association of Securities Dealers.

Financial Expert

The Board of Directors has determined that it has a financial expert serving on the Company's audit committee. The audit committee's financial expert is Director Conrad W. Hewitt. As mentioned above, as with all members of the audit committee, Mr. Hewitt is independent as defined by current rules of the National Association of Securities Dealers, Inc.

REPORT OF AUDIT COMMITTEE

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE WILL NOT BE INCORPORATED BY REFERENCE INTO ANY FILINGS AND WILL NOT OTHERWISE BE DEEMED FILED UNDER THOSE ACTS.

North Bay Bancorp (March 29, 2004)

The Audit Committee of the North Bay Bancorp Board of Directors (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. A copy of the charter as approved on January 23, 2004 is attached to this Proxy Statement as Appendix A. The members of the Audit Committee for 2003 are Conrad W. Hewitt (Chairman), Thomas H. Lowenstein and James E. Tidgewell. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also approves all non-audit services provided to the Company by its independent accountants.

In this context, the Audit Committee has met and held discussions with management and KPMG LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP. The Audit Committee discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

KPMG LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence.

Based on the Audit Committee's discussion with management and KPMG LLP and the Audit Committee's review of the representation of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

The Audit Committee has also considered whether the provision of services by KPMG LLP not related to the audit of the financial statements referred to above and to the reviews of interim financial statements included in the Company's 10-Qs for the quarters ended March 31, June 30 and September 30, 2003, is compatible with maintaining KPMG LLP's independence.

Respectfully submitted by the Audit Committee,

Conrad W. Hewitt, (Chair), Thomas H. Lowenstein, and James E. Tidgewell

Compensation Committee

The Compensation Committee which during 2003 consisted of Richard S. Long, as chair, Fred W. Hearn, Conrad W. Hewitt, Thomas H. Lowenstein, and Thomas F. Malloy met five (5) times during the fiscal year ended December 31, 2003. The principal functions of the Compensation Committee are, subject to approval of the Board of Directors, to establish personnel policies, set compensation for senior officers, establish employee benefit programs and review the performance of senior officers.

Each member of the compensation committee is independent as defined by current rules of the National Association of Securities Dealers, Inc.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes and administers the Company's executive compensation programs. The goals of the Company's executive compensation programs are to:

         1.       Align executive compensation with shareholder interests;

         2. Attract, retain, and motivate a highly competent executive team;

         3.       Link compensation to Company, Bank and individual performance;
                  and

         4. Achieve a balance between incentives for short-term and long-term performance.

The Compensation Committee reviews and approves the recommendations of the Company's President for all elements of executive compensation. No officer of the Company is present during discussion or deliberations of his or her own compensation. In addition to periodically reviewing executive compensation in light of Company and individual performance, the Compensation Committee periodically compares all elements of compensation of Company executive officers with compensation for comparable positions within the community banking industry.

Approximately 25% to 40% of executive officer cash compensation is contingent upon Company performance and adjusted as appropriate for individual performance. Grants under the Company's stock option plans are designed to further strengthen the linkage between shareholder return and executive compensation. The Board of Directors annually determines targets for Company revenues, earnings, return on assets and return on equity to be used as the measurement points for decisions regarding executive compensation. Executive officer salary adjustments are determined by a subjective evaluation of performance by comparisons to peers within the community banking industry. Bonuses are awarded in amounts determined by the Board of Directors in accordance with an incentive plan adopted annually by the Board, which relates the amount of bonuses paid to the performance of the Company.

The Board of Directors determined the CEO's compensation for 2003 based in part on the incentive compensation plan mentioned above. This plan allows the Directors to determine bonus compensation as it relates to Company performance. The CEO's salary is determined by comparisons with CEO salaries of peer groups within the banking industry. 20.5% of the CEO's compensation for 2003 was a result of a bonus awarded in accordance with the Company's performance.

Respectfully submitted by the Compensation Committee,

Richard S. Long as Chair, Fred W. Hearn, Conrad W. Hewitt, Thomas H. Lowenstein, and Thomas F. Malloy.

Nominating/Governance Committee

The Nominating/Governance Committee was established in January 2004 and consists of David B. Gaw, as chair, Fred W. Hearn, James E. Tidgewell, Thomas F. Malloy, and Richard S. Long. The principal functions of the Nominating/Governance Committee are to identify and review the qualifications of nominees for director and to recommend nominees to the Company's Board of Directors. Each member of the Nominating/Governance Committee is independent as defined by current rules of the National Association of Securities Dealers, Inc.

For the 2004 annual election of directors the Nominating/Governance Committee recommended the ten nominees listed in this Proxy Statement under PROPOSAL No. 1
- ELECTION OF DIRECTORS for election by the shareholders and six additional nominees for appointment by the Company's Board of Directors provided Proposal No. 2 relating to amendment of the Company's bylaws to increase the range of directors is approved by the shareholders. The six additional nominees for appointment to the Company's Board of Directors subsequent to the Annual Meeting are Lauren Ackerman, Andrew J. Nicks, M.D., and Thomas H. Shelton each of whom is a director of The Vintage Bank and John Anthony, III, Stephen C. Spencer, and Denise C. Suihkonen each of whom is a director of Solano Bank. It is anticipated that Messrs. Anthony and Shelton and Ms. Suihkonen will be assigned to Class A and that Ms. Ackerman, Dr. Nicks, and Mr. Spencer will be assigned to Class B.

The Nominating/Governance Committee has a charter, a current copy of which is available to shareholders on the Company's web-site. The Company's web-site is located at www.northbaybancorp.com.

The Nominating/Governance Committee will consider director candidates recommended by securities holders if the procedures contained in the Company's Bylaws are followed. These procedures are described in the NOTICE OF ANNUAL MEETING included with this Proxy Statement.

The Nominating/Governance Committee Charter contains a description of the minimum qualifications for Nominating/Governance Committee recommended-nominees. The minimum qualifications are:

         o        high personal and professional integrity,

         o demonstrated exceptional analytical ability and judgment with an emphasis on strategic thinking,

         o        ability   to  read  and   understand   fundamental   financial
                  statements,

         o genuine interest in serving the Company and willingness to commit sufficient time, and

         o        share ownership.

The Nominating/Governance Committee conducts an annual review of the skills and characteristics that should be reflected in the composition of the Board as a whole. As a result of the review the Nominating/Governance Committee will identify the desired skills and characteristics that are not presently reflected in the composition of the Board as a whole recognizing that the skills and characteristics of the members of the Board will change from time to time. The Nominating/Governance Committee will take into consideration any evaluation of the performance of the incumbent directors. The Nominating/Governance Committee will survey the Board and management of the Company for potential nominee recommendations and consider any shareholder-recommended nominees. Shareholder-recommended nominees and Nominating/Governance Committee nominees will be evaluated in the same manner including, but not limited to:

         o        examination of the curriculum vitae of nominees,

         o        interviews,

         o        background checks, and

         o        verification of references.

The Nominating/Governance Committee has authority to engage a third party to identify, or evaluate or assist in evaluating, potential nominees.

The Nominating/Governance Committee did not engage a third party to perform any functions in connection with identifying or evaluating the nominees listed and identified in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There were no interlocking relationships where (a) an executive officer of North Bay or the Banks served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of North Bay or the Banks; (b) an executive officer served as a director of another entity, one of whose executive officers served on the Compensation Committee of North Bay or the Banks; or (c) an executive officer of North Bay or the Banks served as a member of the compensation committee of another entity, one of whose executive officers served as a director of North Bay or the Banks.

Shareholder Return on Performance Graph

The following graph compares changes in the value of $100 invested on November 14, 1999 in the Company's Common Stock, in the Nasdaq Stock Market (U.S ) Index and in an industry index. The Company's industry index is the NASDAQ BANK Index (the "NASDAQ BANK"), which is a composite of all NASDAQ companies with a SIC code of #6022.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

NORTH BAY BANCORP NAPA CA

                                               Cumulative Total Return
                            ----------------------------------------------------
                            11/4/99    12/99    12/00    12/01    12/02    12/03

NORTH BAY BANCORP            100.00    92.79    72.92    83.58   117.26   139.94
NASDAQ STOCK MARKET (U.S.)   100.00   132.73    80.05    63.54    43.93    65.68
NASDAQ BANK                  100.00    93.96   107.34   116.21   118.96   153.05


Copyright (C) 2002 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

COMMUNICATION BY SECURITY HOLDERS WITH THE
BOARD OF DIRECTORS

The Company's Board of Directors provides a process for shareholders to send communications to the Board of Directors. The manner in which shareholders can communicate with the Board of Directors and the Company's process for determining which communications will be relayed to the Board of Directors is available to shareholders on the Company's web-site. The Company's web-site is located at www.northbaybancorp.com.

Policy Regarding Director Attendance at Annual Meetings

The Board of Directors has adopted a policy requiring all directors to attend annual meetings of shareholders. At the 2003 Annual Meeting of Shareholders eight of the nine incumbent directors were present.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as of March 12, 2004, pertaining to beneficial ownership of the Company's Common Stock by those persons nominated for election as directors and the Named Executive Officers listed in the Summary Executive Compensation Table, as well as with respect to all directors and executive officers as a group. The information contained in this table has been obtained from the Company's records or from information furnished directly by the individuals to the Company. The numbers in the column entitled "Number of Shares Beneficially Owned" reflect stock dividends paid through March 29, 2004.(4) The table should be read with the understanding that more than one person may be the beneficial owner of, or possess certain attributes of beneficial ownership with respect to, the same shares.


--------------------
(4) Upon the payment of a stock dividend, all unexercised stock options are automatically adjusted so that the aggregate purchase price and the fractional proportion of outstanding stock represented by the options remain unchanged.


                                                          Number of
                                                            Shares
                                                          Beneficially
Name                           Nature of Position           Owned               Ownership         Percent(5)
----                           ------------------           -----               ---------         ----------
Lee-Ann Cimino                 Senior Vice President         8,479                6, 7               0.37%
                               and Chief Financial
                               Officer of North Bay,
                               Solano Bank, and The
                               Vintage Bank

Thomas N. Gavin                Director of North Bay         7,132                6, 8               0.31%
                               and Chairman of the
                               Board and Director of
                               Solano Bank

David B. Gaw                   Chairman of the Board of     22,758                9                  0.99%
                               North Bay and Director
                               of Solano Bank

Fred J. Hearn                  Director of North Bay        11,510                6, 10              0.50%
                               and Solano Bank

Conrad W. Hewitt               Director of North Bay         9,140                11                 0.40%

Connie Klimisch                Director of Solano Bank       2,729                6, 12              0.12%

Richard S. Long                Director of North Bay        23,393                6, 13              1.02%

Thomas H. Lowenstein           Director of North Bay        31,253                6, 14              1.36%
                               and The Vintage Bank


--------------------
(5) In computing the percentage of outstanding Common Stock owned beneficially by each director and executive officer, the number of shares beneficially owned has been divided by the number of outstanding shares on the Record Date after
(i) giving effect to stock dividends paid through March 29, 2004, and (ii) assuming options exercisable by the director and executive officer within 60 days have been exercised.

                                                          Number of
                                                            Shares
                                                         Beneficially
Name                           Nature of Position           Owned               Ownership         Percent(5)
----                           ------------------           -----               ---------         ----------
Thomas F. Malloy               Director of North Bay        71,718                6, 15              3.13%
                               and Director of The
                               Vintage Bank

Kathi Metro                    Executive V.P. and           17,593                6, 16              0.77%
                               Credit Administrator of
                               North Bay and of Solano
                               Bank

John A. Nerland                President, Chief              5,617                6, 17              0.25%
                               Executive Officer, and
                               Director of  Solano Bank

Terry L. Robinson              Director, President, and    100,515                18                 4.36%
                               CEO of North Bay and
                               Director of Solano Bank
                               and The Vintage Bank

Glen C. Terry                  President, CEO, and          15,756                6, 19              0.68%
                               Director of The Vintage
                               Bank

James E. Tidgewell             Director of North Bay        12,870                6                  0.56%
                               and Chairman of the
                               Board of The Vintage
                               Bank

All Current Executive                                      370,982                20                15.81%
Officers and Directors as a
group (total of 16)

--------------------
(6) Pursuant to California law, personal property held in the name of a married person may be community property as to which either spouse has the power and ability to manage and control in its entirety.

(7) Included in the total for Ms. Cimino are 1,021 shares as to which Ms. Cimino holds options exercisable as of May 12, 2004.

(8) Included in the total for Mr. Gavin are 826 shares held by Edward Jones & Co. as custodian FBO Patrice M. Gavin as to which he may indirectly have shared voting power. Also included in the total for Mr. Gavin are 4,376 shares as to which Mr. Gavin holds an option exercisable as of May 12, 2004.

(9) Included in the total for Mr. Gaw are 22,151 shares held in the name of the Gaw Family Trust dated September 22, 1999, of which he is the trustee; and 181 shares held as custodian for a minor under the California Uniform Transfers to Minors Act.

(10) Included in the total for Mr. Hearn are 5,785 shares held in the name of the Hearn Family Trust dated December 31, 1996 of which Mr. Hearn is a trustee and as to which he has shared voting power; 798 shares held by Diane E. Hearn as custodian for minors under the California Uniform Transfers to Minors Act as to which Mr. Hearn may have voting power; and 551 shares held in Joint Tenancy with Alma Haslett as to which he has shared voting power. Also included in the total for Mr. Hearn are 4,376 shares as to which Mr. Hearn holds an option exercisable as of May 12, 2004.

(11) Included in the total for Mr. Hewitt are 3,014 shares held in the name of the Conrad W. Hewitt 2001 Trust. Also included in the total for Mr. Hewitt are 6,126 shares as to which Mr. Hewitt holds an option exercisable as of May 12, 2004.

(12) Included in the total for Ms. Klimisch are 1,074 shares held by NFS/FMTC Rollover IRA FBO Dennis R. Klimisch as to which Ms. Klimisch may indirectly have shared voting power; and 1,323 shares as to which Ms. Klimisch holds an option exercisable as of May 12, 2004.

(13) Included in the total for Mr. Long are 12,154 shares held in the Richard S. Long and Cynthia A. Long Trust dated September 15, 1993, of which Mr. Long is trustee; 572 shares held by Prudential Securities as custodian FBO Cynthia A. Long IRA dated 4/05/93 as to which Mr. Long may indirectly have shared voting power; and 6,126 shares as to which Mr. Long holds an option exercisable as of May 12, 2004.

(14) Included in the total for Mr. Lowenstein are 27,311 shares held in the name of the Lowenstein Family Trust dated October 8, 1992, of which he is a trustee and as to which he has shared voting power; 3,942 shares held in the name of North Bay Plywood Profit Sharing Trust, of which he is a trustee and as to which he has shared voting power.

(15) Included in the total for Mr. Malloy are 48,751 shares held in the name of the Malloy Family Trust dated August 31, 1990, of which he is a trustee and as to which he has shared voting power; and 20,897 shares held in the name of the Malloy Imrie & Vasconi Insurance Services LLC 401(k) Profit Sharing Plan of which he is not a trustee but as to which he may indirectly have shared voting power.

(16) Included in the total for Ms. Metro are 2,553 shares as to which Ms. Metro holds options exercisable as of May 12, 2004.

(17) Included in the total for Mr. Nerland are 52 shares held in the name of the Nerland Trust dated October 5, 2000, of which Mr. Nerland is the trustee; and 2,205 shares as to which Mr. Nerland holds an option exercisable as of May 12, 2004.

(18) Included in the total for Mr. Robinson are 39,586 shares held in the name of Snake River Honey Co., Inc., of which he is a director and as to which he has shared voting power; and 13,401 shares as to which Mr. Robinson holds an option exercisable as of May 12, 2004.

(19) Included in the total for Mr. Terry are 1,735 shares held by DLJ Investment Services Group FBO Shawna Terry IRA as to which he may indirectly have shared voting power. Also included in the total for Mr. Terry are 11,260 shares as to which Mr. Terry holds an option exercisable as of May 12, 2004.

(20) In computing the percentage of outstanding Common Stock owned beneficially by all Current Executive Officers and Directors as a group, it is assumed that those options granted to any member of the group which are exercisable within 60 days have been exercised and that therefore, the total number of outstanding shares of the class has been increased by 56,008 the number of shares subject to the exercisable options by all members of the group.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table provides a summary of the compensation paid during each of the Company's last three completed fiscal years for services rendered in all capacities to Terry Robinson, the President and Chief Executive Officer of the Company and to Lee-Ann Cimino, Kathi Metro, John A. Nerland, and Glen C. Terry, the only other executive officers of the Company whose annual compensation exceeded $100,000 during 2003. (Mr. Robinson, Ms. Cimino, Ms. Metro, Mr. Nerland, and Mr. Terry are sometimes collectively referred to as the "Named Executive Officers").


                                                                                                  Long Term
                                                    Annual Compensation                     Compensation Awards
                                                                                       Restricted        Securities       All Other
Name and Principal                                                   Other Annual     Stock Awards       Underlying     Compensation
Position                       Year         Salary ($)    Bonus ($)  Compensation          ($)           Options (#)         ($)
Terry L. Robinson              2003         204,999       52,700         -0-               -0-            6,000(21)         28,282
President and Chief
Executive Officer
                               2002         198,125       55,000         -0-               -0-              -0-             26,755
                               2001         191,000       60,000         -0-               -0-              -0-             25,909

Lee-Ann Cimino                 2003          88,083       17,600         -0-               -0-            1,400(21)          8,127
Sr. V.P. and Chief
Financial Officer
                               2002          85,167       21,000         -0-               -0-              -0-              7,478
                               2001          80,667       19,000         -0-               -0-              -0-              6,816

Kathi Metro                    2003         117,399       27,300         -0-               -0-            1,800(21)         17,203
Executive V.P. and
Credit Administrator
                               2002         113,333       28,000         -0-               -0-              -0-             16,169
                               2001         105,833       33,000         -0-               -0-              -0-             15,147

John A. Nerland                2003         119,166       35,600         -0-               -0-              -0-             11,360
President and CEO
of Solano Bank
                               2002          81,458       24,000         -0-               -0-            10,500(21)         4,339
                               2001           -0-          -0-           -0-               -0-              -0-               -0-

Glen C. Terry                  2003         145,833       39,000         -0-               -0-            3,000(21)         19,855
Pres. and CEO of               2002         137,917       39,000         -0-               -0-              -0-             18,544
The Vintage Bank               2001         128,333       42,000         -0-               -0-              -0-             16,756

--------------------
(21) As adjusted for the 5% stock dividend paid March 29, 2004.

The value of perquisites and other personal benefits are disclosed in other annual compensation if they exceed, in the aggregate, the lesser of $50,000 or 10% of salary and bonus. No amounts are reported in this column for Mr. Robinson, Ms. Cimino, Ms. Metro, Mr. Nerland or Mr. Terry since the value of perquisites and other personal benefits did not exceed the reporting threshold.

All Other Compensation for each year includes contributions to The Vintage Bank's Profit Sharing and Salary Deferral 401(k) Plan. Contributions to the 401(k) Plan for Mr. Robinson were $16,553 in 2003, $15,139 in 2002, and $15,758 in 2001. Contributions to the 401(k) Plan for Ms. Cimino were $7,674 in 2003, $7,040 in 2002, and 6,655 in 2001. Contributions to the 401(k) Plan for Ms. Metro were $10,382 in 2003, $9,378 in 2002, and $8,814 in 2001. Contributions to
the 401(k) Plan for Mr. Nerland were $5,227 in 2003, $-0- in 2002, and $-0- in 2001. Contributions to the Bank's 401(k) Plan for Mr. Terry were $12,705 in 2003, $ 11,412 in 2002, and $10,140 in 2001.

All Other Compensation for 2003 includes the economic value to Terry L. Robinson, Dale A. Brain, Lee-Ann Cimino, Kathi Metro, and Glen C. Terry of split dollar life insurance death benefits provided by The Vintage Bank and Solano Bank pursuant to Endorsement Method Split Dollar Agreements entered into with these executive officers on October 1, 2001. By the terms of the Endorsement Method Split Dollar Agreements a portion of the death benefit of single premium life insurance policies purchased on the lives of the covered executive officers, depending on the age of the executive officer at the time of death, is paid to the executive officers' designated beneficiaries. At all times the banks are entitled to an amount equal to the cash value of the life insurance policies which are the subject of the Endorsement Method Split Dollar Agreements. The economic benefit included in All Other Compensation for the covered executive officers is as follows: $1,439 in 2003, $1,326 in 2002 and $495 in 2001 for Terry L. Robinson; $368 in 2003, $353 in 2002 and $82 in 2001 for Lee-Ann Cimino; $600 in 2003, $570 in 2002 and $133 in 2001 for Kathi Metro; and $690 in 2003, $690 in 2002 and $ 215 in 2001 for Glen C. Terry.

The Vintage Bank and Solano Bank paid an aggregate single premium of $2,025,000 to purchase the life insurance policies that are the subject of the Endorsement Method Split Dollar Agreements. Management believes that the premium investment, after consideration of the non-taxable nature of earnings on certain insurance investments, produces a higher return than other taxable investments made in the normal course of business. Therefore, the net cost of the split dollar plan is believed to be nominal.

All Other Compensation for each year includes the economic benefit of group life insurance coverage in excess of $50,000 for the Named Executive Officers. The amounts included for Mr. Robinson were $1,250 in 2003, $1,290 in 2002, and 654 in 2001. The amounts included for Ms. Cimino were $85 in 2003, $85 in 2002, and $79 in 2001. The amounts included for Ms. Metro were $221 in 2003, $221 in 2002, and $200 in 2001. The amounts included from Mr. Nerland were $133 in 2003, $89 in 2002, and $-0- in 2001. The amounts included from Mr. Terry were $442 in 2003, $442 in 2002, and $400 in 2001.

By the terms of the Split Dollar Agreement dated November 21, 1994, The Vintage Bank agreed to pay $23,312 of the policy's total annual premium of $24,9222 for a period of ten years.

Effective as of November 21, 2001, the Split Dollar Agreement was amended and Mr. Robinson assumed responsibility for the full amount of the premium. The Vintage Bank did not pay any share of the premium in 2002 or 2001 and, accordingly, no amount of the premium has been included in All Other Compensation for 2002 or 2001. The Split Dollar Agreement provides that Mr. Robinson must repay all of the premiums paid by The Vintage Bank on or before November 21, 2004, and the policy continues to be collaterally assigned to the bank.

All Other Compensation for 2001, 2002, and 2003 includes $1,150, $2,616, and $2,729 respectively, which is the taxable benefit of Mr. Robinson's benefits under the Director Supplemental Retirement Program described in the section of this proxy statement entitled "Compensation of Directors."

Option Grants and Exercises

The following table sets forth information concerning individual grants of stock options during fiscal year 2003 to each of the Named Executive Officers, as adjusted for the 5% stock dividends paid through March 29, 2004:

                       Options Granted in Last Fiscal Year

                              No. of
                            Underlying        % of Total Options     Exercise or
                              Options      Granted to Employees in       Base         Expiration     Grant Date
          Name                Granted           Fiscal Year          Price($/Sh.)        Date          Value(22)
------------------------- ---------------- ------------------------- --------------- --------------- --------------
Terry Robinson,                6,300                  7%                 $26.91      July 1, 2013       $38,312
President and CEO

Lee-Ann Cimino, Senior         1,400                  2%                 $26.91      July 1, 2013       $ 8,514
Vice President and
Chief Financial Officer

Kathi Metro,                   1,800                  2%                 $26.91      July 1, 2013       $10,946
Executive Vice
President and Credit
Administrator

John A. Nerland,                -0-                  N/A                  N/A             N/A             N/A
President and CEO of
Solano Bank

                               3,150                  4%                 $26.91      July 1, 2013       $19,157
Glen C. Terry,
President and  CEO of
The Vintage Bank

--------------------
(22) Present value at date of grant using the Black-Scholes model

The following table shows exercises of stock options during fiscal year 2003 by the Named Executive Officers and the value at December 31, 2003 of unexercised options on an aggregated basis held by each of those persons:

    Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

                                                               Number of Securities          Value of Unexercised
                                               Value           Underlying Unexercised        In-the-Money Options
                         Shares Acquired     Realized          Options At Fiscal Year-End    at Fiscal Year-End
                         on Exercise (#)       ($)             Exercisable/Unexercisable     Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Terry Robinson,               -0-              N/A             Exercisable for    13,401     Exercisable      $ 161,659
President and CEO                                              Unexercisable for   6,300     Unexercisable    $  14,424

Lee-Ann Cimino, Senior        -0-              N/A             Exercisable for     1,021     Exercisable      $   9,575
Vice President and                                             Unexercisable for   1,725     Unexercisable    $   5,759
Chief Financial Officer

Kathi Metro,                  -0-              N/A             Exercisable for     2,553     Exercisable      $  23,937
Executive Vice                                                 Unexercisable for   8,820     Unexercisable    $  10,311
President and Credit
Administrator

John A. Nerland,              -0-              N/A             Exercisable for     2,205     Exercisable      $  11,798
President, CEO of                                              Unexercisable for   8,820     Unexercisable    $  47,194
Solano Bank

Glen C. Terry,                -0-              N/A             Exercisable for    11,260     Exercisable      $  98,152
President and CEO of                                           Unexercisable for   4,635     Unexercisable    $  28,745
The Vintage Bank

For purposes of calculating the value of unexercised stock options as of December 31, 2003, it is assumed that the fair market value of the shares as of December 31, 2003 was $28.48 per share, as determined by the last reported trade on the Nasdaq National Market System in North Bay common stock on that date, as adjusted for the 5% stock dividend paid March 29, 2004.

Long Term Incentive Plans - Awards in Last Fiscal Year

There were no transactions in 2004 which require disclosure in a table for long-term incentive plan awards.

Employment Agreement and Termination of Employment and Change of Control Arrangements.

Terry L. Robinson. Effective March 1, 2004, North Bay Bancorp entered into an Employment Agreement with Mr. Robinson as President and Chief Executive Officer of the Company . The initial term of the Robinson Agreement continues until the third anniversary after the effective date (March 1, 2007). Unless terminated by Mr. Robinson or the Company, at the end of the third year, or any subsequent year, the agreement will continue on a year to year basis. The agreement provides for a base salary of $212,000, which will be adjusted annually as determined by the Board of Directors in its sole discretion. Mr. Robinson is also eligible to receive additional compensation under the terms of an incentive compensation plan adopted annually by the Board of Directors, participation in the Company's 401(k) Plan, paid time off in accordance with the Company's Employee Handbook, reimbursement of reasonable business expenses, and automobile allowance of $750 per month.

If Mr. Robinson's employment is terminated by reason of his death, termination by the Company for cause, or resignation, he will be entitled to be paid his salary then in effect through the effective date of termination. If he is terminated without cause, he will be entitled to six months salary.

The agreement provides that if within one year of the effective date of certain specified corporate changes, including a merger, sale, transfer of the company's assets or an effective change in control of the company, Mr. Robinson's employment is terminated by the Company, without cause, he will be entitled to be paid an amount equal to three (3) times his annual salary then in effect plus the average of his incentive compensation for the two most recently completed fiscal years of the Company. This amount is payable for a period of thirty-six
(36) months following the effective date of the termination of his employment.

The maximum amount payable under Mr. Robinson's employment agreement in connection with any corporate change for the years 2001, 2002 and 2003 was $634,132, $642,875, and $668,847 respectively.

Kathi Metro. Effective May 1, 2001, North Bay Bancorp entered into an Employment Agreement with Ms. Metro as Executive Vice President and Credit Administrator of the Company. The initial term of the Metro Agreement continues until the third anniversary after the effective date of the agreement. Unless terminated by Ms. Metro or the Company, at the end of the third year, or any subsequent year, the agreement will continue on a year to year basis. The agreement provides for a base salary of $107,000, which will be adjusted annually as determined by the Board of Directors in its sole discretion. Ms. Metro is also eligible to receive additional compensation under the terms of an incentive compensation plan adopted annually by the Board of Directors, participation in the Company's 401(k) Plan, 20 days annual vacation, reimbursement of reasonable business expenses, and automobile allowance of $500 per month.

John A. Nerland. Effective April 15, 2002, Solano Bank entered into an Employment Agreement with Mr. Nerland as President and Chief Executive Officer of the Bank. The initial term of the Nerland Agreement continues until the third anniversary after the effective date of the agreement. Unless terminated by Mr. Nerland or Solano Bank, at the end of the third year, or any subsequent year, the agreement will continue on a year to year basis. The agreement provides for a base salary of $115,000, which will be adjusted annually as determined by the Board of Directors in its sole discretion. Mr. Nerland is also eligible to receive additional compensation under the terms of an incentive compensation plan adopted annually by the Board of Directors, participation in the Company's 401(k) Plan, 20 days annual vacation, reimbursement of reasonable business expenses, and automobile allowance of $500 per month.

Glen C. Terry. Effective May 1, 2001, Solano Bank entered into an Employment Agreement with Mr. Terry as President and Chief Executive Officer of the bank. Mr. Terry's agreement was assigned to The Vintage Bank on April 1, 2002. The initial term of the Terry Agreement continues until the third anniversary after the effective date of the agreement. Unless terminated by Mr. Terry or The Vintage Bank, at the end of the third year, or any subsequent year, the agreement will continue on a year to year basis. The agreement provides for a base salary of $130,000, which will be adjusted annually as determined by the Board of Directors in its sole discretion. Mr. Terry is also eligible to receive additional compensation under the terms of an incentive compensation plan adopted annually by the Board of Directors, participation in the Company's 401(k) Plan, 20 days annual vacation, reimbursement of reasonable business expenses, and an automobile allowance of $500 per month.

The agreement for each of Ms. Metro, Mr. Nerland, and Mr. Terry provides that if his or her employment is terminated by reason of his or her death, termination by the Company for cause or by his or her resignation, he or she will be entitled to be paid his or her salary then in effect through the effective date of termination. If he or she is terminated without cause, he or she will be entitled to six months salary.

The agreement for each of Ms. Metro and Mr. Terry also provides that if within one year of the effective date of certain specified corporate changes, including a merger, sale, transfer of the company's assets or an effective change in control of the company, his or her employment is terminated by the Company, without cause, he or she will be entitled to be paid an amount equal to his or her annual salary then in effect plus the average of his or her incentive compensation for the two most recently completed fiscal years of the Company. If the executive has completed five or more years of service at the time of termination, he or she will be entitled to an amount equal to two times his or her annual salary then in effect plus the average of his or her incentive compensation for the two most recently completed fiscal years.

The maximum amount payable under Mr. Terry's employment agreement in connection with any corporate change for 2003 was $184,833. The maximum amount payable under Ms. Metro's current employment agreement in connection with any corporate change for 2003 was $262,328.

The agreement for each of Mr. Robinson, Ms. Metro, and Mr. Terry also provides that in the event the compensation payable to the executive by reason of a change in control (including without limitation, accelerated vesting of stock options and other compensation payable outside of the agreement) constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code and the executive will be subject to the excise tax imposed by Section

4999 of the Code, then the aggregate compensation payable to the executive will be increased by an additional amount so that the net amount retained by the executive, after deduction of any excise tax and any federal, state and local income tax, excise taxes and FICA Medicare withholding taxes will equal to the total benefits contemplated by the agreement.

Executive Officer Supplemental Executive Retirement Plan

Effective October 1, 2001, The Vintage Bank and Solano Bank entered into Executive Supplemental Compensation Agreements with Terry L. Robinson, Lee-Ann Cimino, Kathi Metro, and Glen C. Terry. By the terms of these Agreements the covered executive officers will receive a defined cash benefit payable monthly upon retirement upon reaching age 65 (or upon or after age 62 with a reduced benefit), subject to the terms set forth in the executive officer's individual agreement. Benefits under these Agreements vest over five year periods at the rate of 20% per year after five years of service with credit for up to five years of prior service. The defined cash benefit per year for the covered executive officers assuming 100% vesting is as follows: Terry L. Robinson, $120,000; Lee-Ann Cimino, $75,000; Kathi Metro, $75,000; and Glen C. Terry, $75,000.

Compensation of Directors

The Board of Directors of North Bay has adopted a plan for the payment of fees to directors. Under the plan, Directors of North Bay are eligible to be paid a monthly fee of $1,400 for attendance at regular Board meetings and meetings of the committees on which they sit; provided, however, that Directors of North Bay also serving as directors of The Vintage Bank or Solano Bank are eligible to be paid an aggregate monthly fee of $1,550 for attendance at regular Board meetings and meetings of the committees on which they sit. Also, the Chairman of the North Bay Board of Directors is eligible to be paid an additional $200 per month. Directors serving only on the Board of Directors of The Vintage Bank are eligible to be paid a monthly fee of $1,000 for attendance at regular Board meetings and meetings of the committees on which the sit. Directors serving only on the Board of Directors of Solano Bank are eligible to be paid a monthly fee of $500 for attendance at regular Board meetings and meetings of the committees on which they sit. Also, the Chairman of the Board of The Vintage Bank and Solano Bank are each eligible to be paid an additional $100 per month.

In all instances, the payment of fees to directors is subject to reduction for failure to attend the minimum number of meetings of the board and committees as specified in the North Bay Plan. Each of Terry L. Robinson, President and Chief Executive Officer of North Bay and a director of North Bay, The Vintage Bank and Solano Bank; John Nerland, President and Chief Executive Officer and a Director of Solano Bank, and Glen C. Terry, President, Chief Executive Officer, and Chief Credit Officer and a Director of The Vintage Bank is not eligible to be paid any fees for attendance at regular Board meetings and committees on which he sits.

         Director Stock Options

In July 2003, stock options were granted to directors of North Bay Bancorp as follows:

Directors Gaw, Lowenstein, Malloy, and Tidgewell were granted 2,200 options each with a grant date of July 1, 2003 at an exercise price of $27.50 per share. Directors Hewitt, Long, Gavin and Hearn were granted 720 options each with a grant date of July 1, 2003 at an exercise price of $27.50 per share. All options are non-qualified stock options. All options vest over four years at the rate of 25% per year. All options must be exercised within ten years of the date of grant subject to the director continuing as a director of North Bay Bancorp.

After giving effect to the stock split effective October 1, 1997 and stock dividends paid through March 29, 2004, the aggregate number of shares subject to options held by non-employee directors of North Bay Bancorp outstanding as of March 12, 2004 is 48,465.

         Directors' Deferred Fee Plan

In August 1995, The Vintage Bank established a Deferred Fee Plan for the directors of The Vintage Bank including Mr. Robinson. The Deferred Fee Plan has been adopted by North Bay, and is now available to directors of North Bay, Solano Bank, and The Vintage Bank. The deferral program, provides for deferral, at the election of each director, of up to $15,000 of annual director fees. The deferral program commences at the time the director elects to participate and continues for a period which continues until the director completes ten years of service and attains retirement age. At the end of the deferral program or earlier in the event of disability, the deferred compensation, including accrued interest, is paid to the director in a lump sum or periodic payments over a specified period of time as selected by the director upon enrollment in the Deferred Fee Plan. If the director terminates his or her relationship with North Bay, Solano Bank and/or The Vintage Bank during the Deferred Fee Plan period for reasons other than death or disability, all amounts deferred, including accrued interest, will be paid in the manner selected by the director but accrued interest on the deferred compensation will be calculated at an interest rate that is two-hundred basis points lower than the rate established by North Bay's Board of Directors in accordance with the Deferred Fee Plan.

In the event of death while a member of the Board of Directors, the director's beneficiary will receive the amount that would have been paid to the director had he or she remained in the program and attained his or her specified retirement age.

In 1995 The Vintage Bank paid an aggregate single premium of $1,040,000 to purchase life insurance policies on each director participating in the Deferred Fee Plan to fund its liability for the death benefit. The Vintage Bank owns and is the beneficiary of the policies and earns a rate of return on the invested premiums which is reflected by an increase in the cash value of the policies. The directors participating in the deferred program have no rights in the policies. It is the current policy of the Board of Directors not to purchase additional life insurance policies to fund the death benefit of new directors who subsequently become eligible to participate in the Deferred Fee Plan.

Management of North Bay believes that the premium investment, after consideration of the non-taxable nature of earnings on certain insurance investments, produces a higher return than other taxable investments made in the normal course of business. Therefore, the net cost of this deferred compensation program to North Bay is believed to be nominal.

         Director Supplemental Retirement Program

Effective January 1, 1999, The Vintage Bank established a Director Supplemental Retirement Program for the directors of The Vintage Bank including Mr. Robinson and The Vintage Bank's corporate secretary, Wyman G. Smith. Under the program and a retirement policy adopted by The Vintage Bank's Board of Directors, non-employee directors attaining age sixty-five are no longer eligible for re-election to the Board of Directors. Upon attaining retirement age and provided the participant has served on The Vintage Bank's Board of Directors or as an officer of The Vintage Bank for not less than ten years, participants are entitled to receive a defined benefit of $8,500 per year under the program in annual or monthly installments commencing thirty days following their retirement. The benefit is subject to an annual 2% cost of living increase on each anniversary of the commencement of a participant's benefit.

In order to fund its liability under the program and minimize the impact of the program on The Vintage Bank's earnings, in 1998 The Vintage Bank paid an aggregate single premium of $2,462,000 to purchase life insurance policies to fund the retirement and death benefits. The Vintage Bank owns and is the beneficiary of the policies and earns a rate of return on the invested premiums which is reflected by an increase to the cash value of the policies. The directors participating in the program have no rights in the policies other than an endorsement for a portion of the death benefit.

The program also provides that a deceased participant's named beneficiaries will receive a death benefit. On the death of a participant, The Vintage Bank receives a tax-free death benefit sufficient to fully recover all premiums paid on the deceased participant's specific life insurance policy.

In February 2002, the Board of Directors of North Bay approved discontinuation of this program for North Bay, The Vintage Bank and Solano Bank. Discontinuation of the program does not affect the retirement and death benefits of existing program participants.

Management believes that the premium investment, after consideration of the non-taxable nature of earnings on certain insurance investments, produces a higher return than other taxable investments made in the normal course of business. Therefore, the net cost of the program to The Vintage Bank is believed to be nominal.

OTHER INFORMATION REGARDING MANAGEMENT

Management Indebtedness

Certain provisions of the California Financial Code and federal regulations enable state chartered banks to make loans to officers, directors and employees up to certain specified limits. From time to time Solano Bank and The Vintage Bank have made loans to officers, directors and employees in the ordinary course of business. These loans were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing for comparable transactions with other nonaffiliated persons at the time each loan was made, subject to the limitations and other provisions in California and Federal law. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Certain Business Relationships

Mr. Gaw, a Director of the Company, Solano Bank, and of The Vintage Bank and nominee for election to the Board of Directors, and Wyman G. Smith, Corporate Secretary of North Bay, Solano Bank, and The Vintage Bank are members and shareholders of the law firm of Gaw, Van Male, Smith, Myers & Miroglio, a professional law corporation which North Bay, Solano Bank and The Vintage Bank have retained since their organization and propose to retain for specific matters during 2003. During 2003, fees received by the firm for these services totaled $187,395, of which $121,896 was billed to North Bay, $20,501 to Solano Bank, and $44,998 to The Vintage Bank.

Reports of Changes in Beneficial Ownership

Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ending December 31, 2003, Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ending December 31, 2003, and written representations from all reporting persons, all statements required by rules promulgated by the Securities and Exchange Commission under
Section 16 of the Securities Exchange Act of 1934 were timely filed, except for Director Fred J. Hearn who filed a Form 5 on February 17, 2004, reporting a transaction that occurred on June 30, 2000.

PROPOSAL  NO.  2 -  AMENDMENT  TO  BYLAWS  INCREASING  THE  AUTHORIZED  RANGE OF
DIRECTORS.

The Bylaws of the Company currently provide for a range of directors of not less than six (6) nor more than eleven (11). The shareholders of the Company must approve an amendment to the Bylaws in order to change the range. However, the exact number of directors may be reduced or increased within the range by a resolution duly adopted by the Board of Directors. The Board of Directors has currently set the exact number at ten (10).

Assuming Proposal No. 2 is approved by the shareholders,  the first paragraph of
Section 16 of the Company's Bylaws will be amended to read as follows:

"Section 16 Number and Qualification of Directors The authorized number of directors shall be not less than nine (9) nor more than seventeen (17), until changed by amendment of the Articles of Incorporation or, if not prohibited by the Articles, by an amendment of this bylaw adopted by the shareholders. The exact number of directors within said range is fixed at ten (10) and may be reduced or increased within said range by a resolution duly adopted by the Board of Directors. Directors need not be shareholders of the corporation. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires."

Reason for the  Proposal

The Company and its subsidiaries are in the process of restructuring their respective Boards of Directors and the Company plans to merge The Vintage Bank and Solano Bank so that the consolidated banks operate under a single charter. As a result, assuming Proposal No. 2 is approved, the Company intends to increase the number of directors to sixteen (16). Accordingly, again assuming Proposal No. 2 is approved, subsequent to the 2004 Annual Meeting of Shareholders, the Board of Directors will appoint six (6) additional directors. See "PROPOSAL No. 1 - Election of Directors." Of the six additional directors, it is presently intended that three will be assigned to Class A and three will be assigned to Class B. For the names and class assignments of the additional directors see "COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS-Nominating/Governance Committee."

Required Vote and Recommendation for Proposal No. 2

The affirmative vote of a majority of outstanding shares of North Bay is required to approve Proposal No. 2. An abstention or failure to vote shares represented and entitled to vote at the meeting for a particular proposal will be treated as a negative vote for that proposal. The Board of Directors has unanimously approved both proposals and recommends that shareholders vote FOR Proposal No. 2.

PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors of the Company, based upon the approval of the Audit Committee, has selected and appointed KPMG LLP, independent certified public accountants, to examine the financial statements of the Company for the year ending December 31, 2004. In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor should be submitted to the shareholders for review and ratification on an annual basis. The Board of Directors expects that a representative of KPMG LLP, will be in attendance at the Annual Meeting and will be provided the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions of shareholders.

KPMG LLP's engagement by North Bay commenced on April 8, 2002. During the fiscal year ended December 31, 2003, KPMG LLP provided professional services in connection with the review of Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003, preparation for the audit of financial statements of North Bay for the fiscal year ended December 31, 2003, and consultation with North Bay's management regarding year end tax planning.

Audit Fees

The following table itemizes fees billed the Company by KPMG during the fiscal years 2003 and 2002:

--------------------------------------------------------------------------------
                                               2003                   2002
--------------------------------------------------------------------------------
Audit fees: (1)                               $107,830               $105,600
--------------------------------------------------------------------------------
Audit related fees:
--------------------------------------------------------------------------------
  Other accounting services (2)                      0                  6,145
--------------------------------------------------------------------------------
Tax fees:
--------------------------------------------------------------------------------
   Tax return preparation                       15,000                 18,677
--------------------------------------------------------------------------------
   Assistance with FTP examination                 600                      0
--------------------------------------------------------------------------------
   Tax consultation (3)                        132,680                  6,000
--------------------------------------------------------------------------------
All other fees:                                      0                      0
--------------------------------------------------------------------------------

(1) Services include the audit of the Company's annual financial statement and reviews of financial statements included in the Quarterly Reports on Form 10-Q or services that are normally provided by the accountants in connection with statutory and regulatory filings for engagement.

(2) Services include assurance and related services by the auditor that are reasonable related the performance of the audit or review on the Company's financial statements and are not reported under "Audit Fees."

(3) Services include tax compliance, tax advice and tax planning. Services in 2002 and 2003 include quarterly review of estimated tax payments. Services in 2003 also include fees of $125,000 for tax planning associated with the establishing a Real Estate Investment Trust.

Audit Committee's Pre-Approval Policies and Procedures

The services performed by KPMG LLP in 2003 were pre-approved in accordance the pre-approval policy and procedures adopted by the Audit Committee. The policy describes that the Audit Committee approve, in advance, any audit, audit-related and non-audit service provided to the Company by the independent accountants. Additionally the Committee must approve the independents accountants' audit plan and audit services in advance. The Chairman of the Audit Committee has been delegated the authority to approve services up to $50,000 in between meetings, as necessary.

Changes in Accountants

On April 8, 2002, the Audit Committee of the Board of Directors of North Bay Bancorp dismissed Arthur Andersen LLP, San Francisco, California, as the independent accountant chosen to audit the Company's consolidated financial statements.

Arthur Andersen's report on the consolidated financial statements of North Bay for either of the years ended December 31, 2001 or 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During North Bay's two most recent fiscal years, and during the subsequent interim period preceding the date of Arthur Andersen's dismissal, there was no disagreement with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make a reference to the subject matter of the disagreement in connection with its report.

During North Bay's two most recent fiscal years, and during the subsequent interim period preceding the date of Arthur Andersen's dismissal, Arthur Andersen did not advise North Bay:

         o that the internal controls necessary for North Bay to develop reliable financial information do not exist;

         o that information had come to Arthur Andersen's attention that has led it to no longer rely on management's representations or that has made it unwilling to be associated with the financial statements prepared by management;

         o        of the  need to  significantly  expand  the  scope  of  Arthur
                  Andersen's audit or that information has come to Arthur Andersen's attention during North Bay's two most current fiscal years, and during the subsequent interim period preceding the date of Arthur Andersen's dismissal, that if further investigated may:

         o materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements to be issued covering the fiscal period(s) subsequent to the date of the most recent statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or

         o cause Arthur Andersen to be unwilling to rely on management's representations or be associated with North Bay's financial statement;

         o and, due to the Arthur Andersen's dismissal, or for any other reason, Arthur Andersen did not so expand the scope of its audit or conduct a further investigation; or,

o that information has come to Arthur Andersen's attention that it has concluded materially impacts the fairness or reliability of either:

         o a previously issued audit report or the underlying financial statements, or

         o the financial statements to be issued covering the fiscal period(s) subsequent to the date of the most recent statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements);

         o        due to Arthur Andersen's  dismissal,  or for any other reason,
                  the  issue  has  not  been   resolved  to  Arthur   Andersen's
                  satisfaction prior to the dismissal.

In connection with a Current Report on Form 8-K filed by North Bay in April 2002 reporting the change of accountants, North Bay provided Arthur Andersen with a copy of the Current Report and requested that Arthur Andersen furnish North Bay a letter addressed to the Securities and Exchange Commission stating whether or not Arthur Andersen agreed with the above statements. By letter dated April 11, 2002, Arthur Andersen agreed with the above statements.

Required Vote and Recommendation

The affirmative vote of a majority of the shares voting at the meeting, assuming a quorum is present, is required to ratify the appointment of KPMG LLP to audit the financial statements of North Bay for the fiscal year ending December 31, 2004. An abstention or failure to vote shares represented and entitled to vote at the meeting will be treated as a negative vote. The Board of Directors recommends that shareholders vote FOR this proposal.

AVAILABILITY OF FORM 10-K

A copy of the Company's 2003 Annual Report on Form 10-K, including financial statements and financial statement schedules required to be filed with the Securities Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, will be furnished without charge to any shareholder upon written request. A copy may be requested by writing Pansy F. Smith, Assistant Corporate Secretary, North Bay Bancorp, P.O. Box 2200, Napa, California 94558.

SHAREHOLDER PROPOSALS

The 2005 Annual Meeting of Shareholders will be held on May 5, 2005. December 11, 2004, is the date by which shareholder proposals intended to be presented at the 2005 Annual Meeting must be received by management of the Company at its principal executive office for inclusion in the Company's 2005 proxy statement and form of proxy relating to that meeting. Additionally, with respect to any proposal by shareholders not submitted for inclusion in the Bank's Proxy Statement, if notice of the proposal is not received by February 23, 2005, the notice will be considered untimely, and the Company's proxy holders will have discretionary authority to vote on the proposal.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their judgment.

Dated:   April 9, 2004.                           For the Board of Directors
         Napa, California

                                                  Wyman G. Smith
                                                  Corporate Secretary

                       EXHIBIT A - Audit Committee Charter

                                [North Bay Logo]

                             AUDIT COMMITTEE CHARTER

January 23, 2004

I.       COMMITTEE PURPOSE

         The primary purpose of the Audit Committee (the "Committee") of the Board of Directors of North Bay Bancorp (the "Company") is to oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

II.      COMMITTEE STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders, regulators and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of financial reports of the Company. Thus, the Audit Committee has the responsibility to maintain free and open communication among the Directors, the independent auditors, the regulators, the internal auditors and the financial management of the Company and its subsidiaries.

III.     COMMITTEE COMPOSITION AND MEETINGS

         The Committee shall have a minimum of three (3) members, each of whom shall be a member of the Board of Directors and meet the qualification and independence requirements of the Nasdaq Stock Market, Inc. and applicable law. Members of the Committee shall be appointed by and serve at the discretion of the Board of Directors, which shall also appoint the Committee's Chairman.

         The Committee shall meet regularly as necessary to fulfill its responsibilities. Special meetings may be called by the Chairman of the Committee or the Chairman of the Board. The Committee may also take action by unanimous written consent of its members. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of a member or members of the Committee. At any meeting of the Committee or a subcommittee of the Committee, the presence of one-half of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee or subcommittee.

         Except as the Committee may otherwise decide in its discretion, Committee meetings shall be attended by the Company's Chief Executive Officer, Chief Financial Officer, Controller, Internal Audit Director and outside Counsel and a representative of the Company's independent accountants. The Committee may request that any other director, officer or employee of the Company or any of the consultants or advisors attend a Committee meeting or meet with any member of the Committee or its advisors. The Committee shall have the authority to retain and terminate, at the Company's expense, legal counsel, accountants or other consultants or advisors, as the Committee determines necessary to carry out its duties. The Committee may meet with any person in executive session, and shall meet in executive sessions as directed below.

         The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services to the Company, (b) compensation to any advisors employed by the Committee as permitted by this Charter, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

IV.      COMMITTEE RESPONSIBILITIES

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible. Flexibility is needed to best react to changing conditions and to ensure to the directors, shareholders and regulators that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

         A. Independent Accountants

         The Committee shall:

         1. Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the Committee, all as and to the extent required under applicable rules of the Nasdaq Stock Exchange Market, Inc. or SEC rules;

         2. Approve in advance any audit, audit-related and non-audit services to be provided to the Company by the independent accounts;

         3. Approve in advance the independent accountants' audit plan and audit services;

         4. Review and confirm the independent accountants' independence from the Company, by (a) obtaining from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1, (b) discussing with the independent accountants any disclosed relationships or services that might impact the independent accountants' objectivity and independence and (c) reviewing at least annually fees paid to the independent accountants for audit and non-audit services;

         5. Evaluate regularly the independent accountants' performance;

         6. Receive from the independent accountants timely reports on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principals that have been discussed with the Company's management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounts and (c) other material written communications between the independent accountants and the Company's management, such as any management letter or schedule of unadjusted differences;

         7. Review regularly with the independent accountants the quality of the Company's accounting and reporting principles and practices and any significant issues and risk areas of the Company;

         8. Review regularly with the independent accountants significant accounting developments and pronouncements; and

         9. Meet regularly in executive session with a representative of the Company's independent auditing firm.

         B. Internal and Compliance Audit

         The Committee shall:

         1. Review the internal audit, credit administration and credit review functions of the Company and its subsidiaries, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors. Additionally, credit review outsourcing reports shall be reviewed by the Committee. The internal audit and compliance review functions shall report directly to the Audit Committee. For operational purposes, on a daily basis these functions shall report to the CEO or his/her designated officer. Review on a regular basis, the audit and compliance matrix regarding progress with the plans;

         2. Review significant issues raised in the internal audit program, and any matters involving fraud, illegal acts or significant deficiencies in internal controls;

         3. Meet regularly in executive session with the Company's internal audit, compliance and credit review firms.

         4. Review and concur with Management's appointment, termination or replacement of the internal audit, compliance review, credit administration and credit review outsourcing firms. The Audit Committee has the authorized responsibility to appoint, terminate or replace these firms and personnel;

         5. Review reports received from regulators concerning legal and regulatory matters that may have a material effect on the financial statements and related Company compliance policies, and;

         6. Receive from Management, the internal audit and credit administration review firms and the independent auditors' significant risks or exposures and assess the steps Management has taken to minimize such risks to the Company and its subsidiaries.

         C. Financial Reporting

         The Committee shall:

         1. Review with management and the independent accountants significant financial reporting issues, among other items recent professional and regulatory pronouncements, revenue recognition, significant reserves, off-balance sheet items, judgment items and risks;

         2. Approve all related-party transactions (as defined by rules of the Nasdaq Stock Market, Inc.) between the Company or any of its subsidiaries and any Company directors or nominee for director, Company executive officer, beneficial owner of more than five percent (5%) of the Company's outstanding securities or members of the immediate family of any of the foregoing persons;

         3. Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matter required to be communicated to the Committee by the auditors. The Chair of the Committee may act on behalf of the Committee for the purpose of this review;

         4. Review in advance  with the  Company's  management  and  independent
         accountants  the  quarterly  press  release   reporting  the  Company's
         financial results;

         5. Review with the Company's management and independent accountants the audited financial statements to be included in the Company's Annual Reports on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), including the selection, application and disclosure of critical accounting policies and other significant issues and items, and the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committee.

         D. Other Responsibilities

         The Committee shall:

         1. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees regarding questionable accounting or auditing matters;

         2. Review with the Company's General Counsel legal matters that could have a significant impact on the Company's financial statements or results of operations;

         3. Approve in advance the engagement of any independent accountants other than the Company's principal independent accountants;

         4. Review at least annually the adequacy of this Charter and recommend to the Board of Directors any proposed changes to this Charter;

         5. Prepare the report of the Committee required to be included in the Company's annual proxy statement;

         6.  Review  the  policies  and  procedures  in effect  for  considering
         officers'   expenses   and   perquisites   for  the   Company  and  its
         subsidiaries;

         7. The Committee should conduct a self-assessment of its performances in the interest of continuous improvement. This self-assessment should occur at least every two (2) years. An outside facilitator may be used to conduct this self-evaluation; and

         8. Perform other responsibilities as directed by the Board of Directors

V.       FREQUENCY OF MEETINGS

         The Audit Committee should meet as a minimum quarterly.

VI.      COMMITTEE EDUCATION AND ORIENTATION

         Whenever possible, members of the Committee are expected to attend association conferences, meetings and classes for continuing education and exposure to the financial institution business and environment in which the Company operates.

VII.     AUDIT COMMITTEE PLAN

         The Committee should develop an annual Audit Committee Plan which is responsive to the primary Audit Committee responsibilities for the review and approval of the Plan by the full Board.

                                   APPENDIX A

                          NORTH BAY BANCORP PROXY CARD

X   PLEASE MARK VOTES                        REVOCABLE PROXY
    AS IN THIS EXAMPLE

         This proxy is solicited on behalf of the Board of Directors and may be revoked prior to the meeting.

                                NORTH BAY BANCORP

The undersigned hereby appoints Terry L. Robinson and Wyman G. Smith, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of North Bay Bancorp held of record by the undersigned on March 12, 2004, at the annual meeting of shareholders to be held on May 6, 2004 or any adjournment thereof. The undersigned hereby further confers upon the Proxies, and each of them, or there substitute or substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of (a) the Notice of Annual Meeting and accompanying Proxy Statement and (b) an Annual Report of the Company for the fiscal year ended December 31, 2003, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy, and by filing this Proxy with the Secretary of the Company, gives notice of revocation.

Please be sure to sign and date             Date _________
this Proxy in the box below.

_____________________                       ________________________
Stockholder sign above                      Co-holder (if any) sign above

1. ELECTION OF DIRECTORS AND ASSIGNMENT OF CLASS.
NOMINEES AND ASSIGNED CLASSES:

Class A: James A. Tidgewell, Thomas H. Lowenstein, and Thomas N. Gavin. Class B: Thomas F. Malloy, Fred J. Hearn, Jr., and Connie Klimisch.
Class C:  David B. Gaw; Conrad W. Hewitt; Richard S. Long; Terry L. Robinson.

          For : ____         Withhold:___      For All Except ____

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

__________________________________________________

2. PROPOSAL TO APPROVE AMENDMENTS TO BYLAWS INCREASING THE AUTHORIZED NUMBER OF DIRECTORS.

         For ___      Against ___       Abstain ____

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

         For ___      Against ___       Abstain ____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

This Proxy, when properly executed, will be voted in the manner directed on this proxy card by the undersigned shareholder. If no direction is made, this Proxy will be voted for all of the nominees named on this Proxy Card and their assigned classes and for Proposal Nos. 2 and 3.

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Detach above card, sign, date and mail in postage paid envelope provided.

                                North Bay Bancorp
                          1190 Airport Road, Suite 101
                             Napa, California 94558

Please sign exactly as your name appears hereon. If shares are held jointly by two or more persons, whether as a community property, joint tenancy or otherwise, both or all of the persons should sign. If shares are held by a corporation, this Proxy should be signed in full corporate name by the President or other authorized officer. If shares are held by a partnership, this Proxy should be signed in partnership name by an authorized person. Executor, administrators or other fiduciaries who execute this Proxy for a shareholder of record should give their full title.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Has your address changed?

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